CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use of our report dated February 25, 2003 and our Comments by Auditors for United States Readers on Canada-United States Reporting Difference (which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated February 25, 2003, with respect to the consolidated financial statements of Response Biomedical Corp. as at December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002 included in the Registration Statement (Form 20-F), dated January 30, 2004.

Vancouver, Canada,	/s/ Ernst & Young LLP
January 30, 2004.	Chartered Accountants